Exhibit 10.5

THIRD LOAN MODIFICATION AGREEMENT
(Loan No. 9117000148)

This Loan Modification Agreement (“Third Modification”) is made and entered as of May 1, 2008, between CALIFORNIA BANK & TRUST, a California banking corporation (“Bank”); ICON INCOME FUND EIGHT B L.P.; ICON INCOME FUND NINE, LLC; ICON INCOME FUND TEN, LLC; and ICON LEASING FUND ELEVEN, LLC (separately and collectively “Original Borrower”), and ICON LEASING FUND TWELVE, LLC (“Added Borrower”).  As used herein the term “Borrower” means, separately and collectively, the Added Borrower and the Original Borrower.

RECITALS

A.           Pursuant to the terms of a Commercial Loan Agreement (the "Loan Agreement") between Bank and Original Borrower, dated as of August 31, 2005, Bank agreed to make a revolving line of credit in the principal sum of $17,000,000 (the “Line of Credit”) available to Original Borrower; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

B.           The Line of Credit was evidenced by a promissory note (the “Note”) of even date with the Loan Agreement, executed by Original Borrower in favor of Bank.

C.           Original Borrower's indebtedness under the Loan Agreement was secured by assets of Original Borrower under a separate Security Agreement, dated August 31, 2005 (the “Security Agreement” executed by each entity comprising Original Borrower).

D.           Under the terms of a Loan Modification Agreement, dated as of December 26, 2006, executed by Original Borrower and Bank (the “First Modification”), the Loan Agreement was amended.

E.           Under a further Loan Modification Agreement, dated June 20, 2007, executed by Original Borrower, Added Borrower, and Bank (“Second Modification”), among other things, Added Borrower became a Borrower under the Loan Agreement and became a party to the Security Agreement, Alternative Dispute Resolution Agreement, Designation of Deposit Accounts and Contribution Agreement which had previously been executed by Original Borrower.  By the Second Modification, and amended note (the “Amended Note”) replaced the Note and there were amendments to a financial reporting covenant under the Loan Agreement.  As used herein the term “Prior Modifications” means the First Modification and the Second Modification.

D.           In response to Borrower's request and in reliance upon Borrower's representations made to Bank in support thereof, Bank has agreed to modify the terms of the Loan Agreement as set forth in this Third Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.    Adoption of Recitals.  Borrower hereby represents and warrants that each of the recitals set forth above is true, accurate and complete.

2.    Acknowledgment of Debt.  Borrower acknowledges that, to the best of Borrower’s knowledge, there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Bank's present and unconditional right to collect the indebtedness evidenced by the Amended Note and to proceed to enforce the rights and remedies available to Bank as provided in the Amended Note, Loan Agreement, Security Agreement, Prior Modifications or any other instrument, agreement, or document given in connection with the Line of Credit (collectively the “Loan Documents”) or by law.  Until the Line of Credit is paid in full, interest and other charges shall continue to accrue and shall be due and owing.

3.    Representations and Warranties.  Borrower hereby represents and warrants that no material default exists under the Line of Credit and no event of default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time, or both, under any of the Loan Documents that could reasonably be expected to have a Material Adverse Change, and all representations and warranties of Borrower in this Third Modification and the other Loan Documents are true and correct in all material respects as of the date of this Third Modification (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) and shall survive the execution of this Third Modification.

4. Modification of Loan Documents.  The Loan Documents are hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any existing and conflicting provisions thereof:

(a)     Section 1.1 of the Loan Agreement, entitled “Definitions” is modified as follows:

(i) By deleting the definition of “Line of Credit Expiration Date” and replacing it in its entirety with the following:

“Line of Credit Expiration Date” shall mean April 30, 2010, unless extended pursuant to Section 2.1.a.

(b)    Section 2.1.a. of the Loan Agreement, entitled “Revolving Line of Credit”, is deleted and replaced in its entirety with the following:

Revolving Line of Credit.  During the Line of Credit Availability Period and so long as no Event of Default has occurred and is continuing, Bank will, on a revolving basis, make advances to Borrower (“Line of Credit”), which, except as set forth below, may not at any time exceed an aggregate amount outstanding equal to the lesser of Thirty Million Dollars ($30,000,000.00) or the Borrowing Base (collectively the “Line of Credit Limit”).  Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note in a form acceptable to Bank (the “Line of Credit Note”).  During the Line of Credit Availability Period, Borrower may repay principal amounts and reborrow them.  Borrower agrees that Borrower will not permit the outstanding balance under the Line of Credit to exceed the Line of Credit Limit unless Borrower increases the Restricted Cash Deposit by an amount equal to the sum that would otherwise be overadvanced, in which case Borrower shall have the right to borrow an amount in excess of the Borrowing Base but not more than $30,000,000.00.  Provided no Event of Default has occurred and is continuing at such time, Borrower may request (i) one year extensions of the Line of Credit Availability Period within 390 days of the then applicable Line of Credit Expiration Date, but Bank has no obligation to grant the extension and/or (ii) the addition to Borrower of an additional fund or funds managed by Manager or an Affiliate of Manager acceptable to Bank, but Bank has no obligation to grant the addition and/or (iii) the deletion from Borrower of a fund managed by Manager or an Affiliate of Manager, but Bank has no obligation to grant the deletion.

(c)     The first sentence of Section 3.5.c. of the Loan Agreement, entitled “Unused Commitment Fee,” is deleted and replaced in its entirety with the following:

For the Line of Credit, Borrower agrees to pay a fee (“Unused Commitment Fee”) equal to the product of one-quarter of one percent (0.25%) multiplied by the difference between Thirty Million Dollars ($30,000,000.00) and the amount of credit extended to Borrower, determined by the Average Loan Balance, as defined below, maintained during the Line of Credit Availability Period.

(d)    Section 8.5 of the Loan Agreement, entitled “Tangible Net Worth,” is deleted and replaced in its entirety with the following:

Tangible Net Worth.  To maintain as of the end of each fiscal quarter, based on the financial results of each Borrower as Reported on SEC Form 10-Q or 10-K, as applicable, of each entity comprising Borrower, a combined Tangible Net Worth of not less than Three Hundred Million Dollars ($300,000,000.00).

(e)    Section 8.7 of the Loan Agreement, entitled “Minimum Liquidity,” is deleted and replaced in its entirety with the following:

Minimum Liquidity.  To maintain, as of the end of each fiscal quarter, based on the combined financial results as reported on the SEC Form 10-Q or 10-K, as applicable, of each Borrower, Liquidity of at least Ten Million Dollars ($10,000,000.00).

(f)    The Amended Note is superseded and replaced by the Second Amended Note, described below, and all references in the Loan Documents to “Note” shall mean and refer to the Second Amended Note.

(g)    The form of the Compliance Certificate shall be replaced by the Second Amended Compliance Certificate appended hereto.

(h)    Upon the effectiveness of this Third Modification, the Loan Documents which recite that they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under the Line of Credit, as modified hereby, and any amendments, modifications, extensions or renewals of the same which are hereafter agreed to in writing by the parties.

5.    Conditions Precedent.  This Modification shall only be effective upon Borrower's  completion of the following conditions precedent to Bank’s satisfaction.

(a)    Execution and delivery by Borrower of this Third Modification and the Second Amended Note in form satisfactory to Bank;

(b)    Execution and delivery to Bank of a Corporate Resolution for Borrowing by Limited Liability Companies and Limited Partnership in form satisfactory to Bank;

(c)    Execution and delivery to Bank of a Certificate of Limited Liability Company and Authorization to Sign on behalf of Added Borrower;

(d)    Such other documents or instruments as Bank shall reasonably require;

(e)    After giving effect to this Modification, the absence of any Event of Default under the Loan Agreement except as may be expressly waived in writing by Bank; and

(f)    Payment of a line of credit extension fee in the sum of $75,000.00 to Bank.

(g)    Payment of Bank's reasonable attorneys fees incurred in preparation of this Modification and related documents.

6.    Governing Law.  This Modification shall be construed, governed and enforced in accordance with the laws of the State of California.

7.    Interpretation.  No provision of this Modification is to be interpreted for or against either Borrower or Bank because that party, or that party's representative, drafted such provision.

8.    Full Force and Effect.  Except as set forth herein, all other terms and conditions of the Loan Documents shall remain in full force and effect.  Upon and after the effectiveness of this Third Modification, each reference in the Loan Agreement and Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement or Security Agreement, as applicable, and each reference in the other Loan Documents to “Loan Agreement”, “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement or Security Agreement, as applicable, shall mean and be a reference to the Loan Agreement or Security Agreement, as applicable, as modified hereby.

9. Reaffirmation.      Except as specifically modified by this Third Modification, Borrower hereby acknowledges, reaffirms and confirms its obligations under the Loan Documents.

10. Entire Agreement.  This Third Modification and the Loan Documents represent the entire agreement of the parties and supersede all prior oral and written communication between the parties.  If there is any conflict between this Third Modification and any documents referred to herein, this Third Modification shall prevail.  No amendment of this Third Modification shall be valid unless it is in writing and is signed by the parties to this Third Modification.

11. Counterparts.     This Third Modification may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Third Modification by facsimile shall be effective as delivery of a manually executed counterpart of this Third Modification.

IN WITNESS WHEREOF, the parties have executed this Modification as of the day and year first above written.

ICON INCOME FUND EIGHT B L.P., a Delaware limited partnership By: ICON CAPITAL CORP.,its general partner By: /s/ Michael A. Reisner Michael A. Reisner Co-President and Co-Chief Executive Officer	CALIFORNIA BANK & TRUST, a California banking corporation By: /s/ J. Michael Sullivan Name: J. Michael Sullivan Title: Vice President andRelationship Manager
Address where notices are to be sent:

ICON INCOME FUND EIGHT B L.P.
c/o ICON Capital Corp., its general partner
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Michael A. Reisner
                  Co-President and Co-Chief Executive Officer
Facsimile No.:  (212) 418-4739

Address where notices are to be sent: South Bay Commercial Banking 1690 South El Camino Real San Mateo, CA 94402

ICON INCOME FUND NINE, LLC, a Delaware limited liability company By: ICON CAPITAL CORP.,its manager By: /s/ Michael A. Reisner Michael A. Reisner Co-President and Co-Chief Executive Officer
Address where notices are to be sent:

ICON INCOME FUND NINE, LLC
c/o ICON Capital Corp., its manager
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Michael A. Reisner
                  Co-President and Co-Chief Executive Officer
Facsimile No.:  (212) 418-4739

ICON INCOME FUND TEN, LLC, a Delaware limited liability company By: ICON CAPITAL CORP.,its manager By: /s/ Michael A. Reisner Michael A. Reisner Co-President and Co-Chief Executive Officer
Address where notices are to be sent:

ICON INCOME FUND TEN, LLC
c/o ICON Capital Corp., its manager
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Michael A. Reisner
                  Co-President and Co-Chief Executive Officer
Facsimile No.:  (212) 418-4739

ICON LEASING FUND ELEVEN, LLC, a Delaware limited liability company By: ICON CAPITAL CORP.,its manager By: /s/ Michael A. Reisner Michael A. Reisner Co-President and Co-Chief Executive Officer
Address where notices are to be sent:

ICON LEASING FUND ELEVEN, LLC
c/o ICON Capital Corp., its manager
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Michael A. Reisner
                  Co President and Co-Chief Executive Officer
Facsimile No.:  (212) 418-4739

ICON LEASING FUND TWELVE, LLC, a Delaware limited liability company By: ICON CAPITAL CORP.,its manager By: /s/ Michael A. Reisner Michael A. Reisner Co-President and Co-Chief Executive Officer
Address where notices are to be sent:

ICON LEASING FUND TWELVE, LLC
c/o ICON Capital Corp., its manager
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Michael A. Reisner
                  Co President and Co-Chief Executive Officer
Facsimile No.:  (212) 418-4739

7